EXHIBIT 10.5

AMENDMENT NO. 3
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

            This Amendment No. 3 (this “Amendment’) to Amended and Restated Employment Agreement, dated as of October 1, 2007, but effective as of December 31, 2007 (the “Effective Date),  is made by and between Vanguard Health Systems, Inc., a Delaware corporation (the “Company”), and Ronald P. Soltman (the “Executive”).

            WHEREAS, the Company and the Executive executed a certain Amended and Restated Employment Agreement dated as of September 23, 2004, as amended by Amendment No. 1 dated  as of December  1, 2004 and as further amended by Amendment No. 2 dated as of December 1, 2005 (collectively, the “EA”),  to secure the services of the Executive as the Company’s Executive Vice President, General Counsel and Secretary; and

            WHEREAS, the Company and the Executive wish to further amend the EA so that its provisions are in full compliance with the final regulations under Section 409A of the Internal Revenue Code of 1986, as amended, issued jointly by the United States Treasury Department and the Internal Revenue Service on April 10, 2007, including, without limitation, amending its provisions to insert the set of conditions set forth in Section 1.409A-1(n)(2)(ii) of the final regulations (such set of conditions commonly referred to as the “safe harbor good reason conditions”).

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree that the EA is further amended as follows, such amendments effective as of the Effective Date:

            1.         Defined Terms.  Except for those terms defined above, the definitions of capitalized terms used in this Amendment are as provided in the EA.

            2.         Amendment to First Paragraph of Section 10(d).  The first paragraph of Section 10(d) of the EA entitled “Termination by the Executive” is hereby amended by adding the following new sentence immediately after the first sentence thereof:

                        To be a valid termination of employment by the Executive under this Agreement for Good Reason, the date of the actual termination of the Executive’s employment due to any of the Good Reason acts or conditions set forth in Sections 10(d)(i) through 10(d)(vi) below must occur within a period of two years following the initial existence of such Good Reason act or condition which arose without the consent of the Executive.

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            3.         Amendment to Subsections (i) through (ix) of Section 10(d).   The nine subsections (i) through (ix) of Section 10(d) of the EA entitled “Termination by the Executive” are hereby deleted in their entirety and replaced with the following six new subsections (i) through (vi):

                        (i)         a material diminution in the Executive’s base compensation, except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any Person (as defined in Section 10(h)(i) below) in control of the Company provided in no event shall any such reduction reduce the Executive’s base salary below $495,000;

                        (ii)        a material diminution in the Executive’s authority, duties or responsibilities;

                        (iii)       a material diminution in the authority, duties or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that the Executive’s supervisor report to a corporate officer or employee instead of reporting directly to the Board of Directors of the Company;

                        (iv)       a material diminution in the budget over which the Executive retains authority;

                        (v)        a material change in the geographic location at which the Executive must perform services under this Agreement, except for required travel on theCompany’s business to an extent substantially consistent with his business travel obligations prior to the Change in Control; or

                        (vi)       any other action or inaction that constitutes a material breach by the Company of the terms of this Agreement.

            4.         Amendment to Section 10(f). Section 10(f) of the EA entitled “Notice of Termination” is hereby amended by adding the following new sentence at the end thereof:

                        In respect of a Notice of Termination sent by the Executive as  a result of any of the Good Reason acts or conditions set forth in Sections 10(d)(i) through 10(d)(vi) above, it  must be sent by the Executive to the Company  within 90 days following the initial

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existence of such Good Reason act or condition which arose without the consent of the Executive and if not sent within such 90 days, it shall not be a valid Notice of Termination.

            5.         Amendment to Section 10(g). Section 10(g) of the EA entitled “Date of Termination” is hereby amended by deleting the number “fifteen (15)” found on the sixth and seventh lines of Section 10(g) and by replacing such deleted number with the number “thirty (30)”.

            6.         Amendment to Section 11.  Section 11 of the EA entitled “Compensation During  Disability, Death or Upon Termination” is hereby amended by adding the following new Section 11(g) thereto:

                        (g)        Notwithstanding anything to the contrary set forth in this Agreement, if the Executive is a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the final regulations and  any guidance promulgated thereunder (“Section 409A”) at the time of the Executive’s termination, then for purposes solely of the amounts of liquidated damages payable to the Executive in installments pursuant to Section 11(e)(ii) above, only the portion of the Deferred Compensation Separation  Benefits (as defined below) which do not exceed the Section 409A Limit (as defined below) may be made within the first six (6) months following the Executive’s termination of employment in accordance with the payment schedule applicable to each such payment or benefit. The term “Deferred Compensation Separation Benefits” as used herein shall mean the liquidated damages payable to Executive pursuant to Section 11(e)(ii) above, together with any other post-termination payments or separation benefits which may be considered deferred compensation under Section 409A. The term  “Section 409A Limit” as used herein shall mean the lesser of two (2) times: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during the Company’s taxable year preceding the Company’s taxable year of Executive’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Executive’s employment is terminated. Any portion of the Deferred Compensation Separation Benefits in excess of the Section 409A Limit shall accrue and, to the

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extent such portion of the Deferred Compensation Separation Benefits would otherwise have been payable within the first six (6) months following the Executive’s termination of employment pursuant to Section 11(e)(ii) above, will become payable to the Executive on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of the Executive’s termination of employment. All subsequent Deferred Compensation Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. The parties hereto agree that this Section 11(g) is intended to comply with the requirements of Section 409A so that none of the liquidated damages payments and other separation compensation and benefits to be provided hereunder to Executive will be subject to the additional tax imposed upon Executive under Section 409A, and any ambiguities herein will be interpreted to so comply. The Company and the Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to the Executive under Section 409A.

            7.         Ratification.  All other provisions of the EA remain unchanged and are hereby ratified by the Company and the Executive.

            IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer and the Executive has executed this Amendment, each as of the day and year first set forth above.

                                                                        Vanguard Health Systems, Inc.

                                                                        By:       /s/ Joseph D. Moore
                                                                                     Joseph D. Moore
                                                                                    Executive Vice President,
                                                                                    Chief Financial Officer & Treasurer

                                                                        Executive:

                                                                                    /s/ Ronald P. Soltman
                                                                                    Ronald P. Soltman

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